Exhibit 99.2

[ITXC LOGO APPEARS HERE]

PRESS RELEASE

FOR IMMEDIATE RELEASE

INVESTOR CONTACT:

Edward B. Jordan, CFO

1.609.750.3302

ir@itxc.com

ITXC REPORTS THIRD QUARTER RESULTS

November 4, 2003 — Princeton, New Jersey — ITXC Corp.® (NASDAQ: ITXC) reported revenues of $74.6 million for the third quarter of 2003, an increase of 6.4% from the same quarter of 2002 and a sequential decrease of 11.4% from the second quarter in 2003.

The Company’s net loss for the third quarter of 2003 was $9.9 million. This compared to a net loss for the second quarter of 2003 of $11.9 million and a net loss for the third quarter of 2002 of $8.8 million.

The Company’s net loss per share was $0.23 for the third quarter of 2003 compared to a net loss per share of $0.28 for the second quarter of 2003 and a $0.19 net loss per share in the third quarter of 2002. The weighted average shares outstanding for the third quarter of 2003 were 43.2 million compared with 42.9 million for the second quarter of 2003 and 46.3 million for the third quarter of 2002.

The Company reported revenues minus data communications and telecommunications expenses and minus network operations expenses for the third quarter of 2003 of $4.0 million as compared to $4.8 million in the second quarter of 2003 and $5.5 million in the third quarter of 2002.

During the second quarter and in the beginning of the third quarter, the Company reduced headcount by approximately 10%. The reductions were possible because of the network simplification and new technology deployed during the quarter as well as the elimination of some unprofitable customers and affiliates. The Company recorded a charge of approximately $350,000 in the third quarter related to that portion of the headcount reductions that took place in the third quarter

The Company used $4.5 million in cash during the quarter compared with $12.8 million in the second quarter of 2003 and compared to $8.8 million during the third quarter of 2002. The Company ended the quarter with over $56.3 million of cash, cash equivalents and marketable securities and only $1.0 million of long term debt, related to capital leases.

During the quarter the Company purchased no shares under its buyback authorizations.

“The Company announced today that it has entered into a definitive agreement to be acquired by Teleglobe International Holdings Ltd. Once the transaction is closed, holders of ITXC’s common stock will receive common shares of a newly formed parent company of the Teleglobe group of companies, representing approximately 28 percent of the new Teleglobe parent company. All outstanding options and warrants of ITXC will be converted into options and warrants of the new Teleglobe parent company. The proposed transaction is intended to be qualified as tax free to the shareholders of ITXC and Teleglobe. Closing is subject to a number of conditions and approvals and is not expected before late March 2004. More information about the definitive agreement is available in a separate press release.”

Other Recent News

•	Minutes of use during the third quarter of 2003 were 949 million, up from 838 million minutes in the third quarter a year ago and down from 999 million minutes in the second quarter of 2003. Revenue per minute decreased from 8.4 cents in the second quarter to 7.9 cents in the third quarter of 2003.

•	The case brought by Hercules Satellite Communications, LLC against ITXC was dismissed by Judge Thacher of the Circuit Court of Fairfax County Virginia at the close of plaintiff’s case, before being sent to jury, subject to the Plaintiff’s right to seek an appeal.

•	In 3Q03, ITXC established an additional 30 connections with VoIP-based carriers using its new carrier-class VoIP Internetworking capability. ITXC handled over 50 million minutes in the quarter via the new connection model and is now exchanging over 100 million minutes per month with internetworked VoIP carriers, including earlier generation VoIP connections that are currently being upgraded to the new carrier-class model.

•	With the new VoIP internetworking, ITXC is now carrying SIP as well as H323 traffic. This traffic is originated by new generation carriers whose customers have VoIP equipment located on their premises. Many of the best-known retail vendors of VoIP have agreements to terminate traffic with ITXC. These volumes are still small compared to ITXC’s traffic from traditional carriers but are growing.

•	ITXC increased its portfolio of interconnected carriers adding Mobicom in Mongolia, Lanka Bell in Sri Lanka, Venezuela’s incumbent carrier CanTV, Brazilian mobile carrier CTBC, and Comstar in Russia.

•	ITXC obtained a General Type 2 telecommunications license from the Japanese Ministry of Public Management, Home Affairs, Posts and Telecommunications. The license allows ITXC to deliver international voice services to telecommunications carriers in Japan.

•	ITXC was named New Jersey’s second fastest growing technology company in Deloitte & Touche Fast 50 Program.

•	Since inception ITXC has delivered just slightly below 9 billion minutes of voice service to carrier customers around the world.

Chairman Evslin’s Comments

“Obviously the big news is the definitive agreement we’ve signed to be acquired by Teleglobe,” said Tom Evslin, ITXC Chairman and CEO. After the transaction, Teleglobe will be one of the largest wholesalers of international voice services in the world and one of the largest international carriers of any kind. Teleglobe not only has volumes of voice traffic much larger than what ITXC has today but also has complementary data and mobile roaming and signaling services to sell to carrier customers. It has an excellent IP network. Our carrier customers will benefit from a huge worldwide footprint, economies of scale, a full service offering. We believe that the combination of Teleglobe relationships and ITXC technology, much of it patented, should result in significant benefits to our investors as well as our customers.

“The fastest growth areas in telecom today, as it comes out of its long slump, are mobile, voice over IP, and services to the developing world. The new company will be extremely well positioned in all three.

“Looking at the third quarter, we did not execute as well as we should have on the selling side although we made excellent progress controlling costs. As a consequence of our cost reductions, our cash burn was significantly reduced from the second quarter.

“In the beginning of the fourth quarter, top line revenue is now running at record levels again. Margins have risen from the lows of August and September although not as quickly as revenue. We have more than replaced traffic lost from prepaid carriers to whom we were not willing to extend credit with traffic on which we do not feel we have undue credit exposure.

“Our premium route program continues to grow after its late introduction and is an early success with our carrier customers. Very significantly for the future, our native VoIP traffic is increasing and we are connecting both new and old carriers with direct VoIP connections which we do not believe anyone else can provide.

“One of the reasons the merger with Teleglobe is attractive to us is that they already have many of the strengths we need in order to grow: greater scale, long standing relationships with the PTTs in the developed world, a steady flow of traffic directly from retail carriers, and a complete line of services to sell to our carrier customers. It is taking us time to develop these strengths on our own; and we, our customers, and our investors will be advantaged by having them earlier.”

Future Guidance

In light of the merger referred to above, the Company is not providing future stand-alone guidance.

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About ITXC:

ITXC Corp. is one of the world’s leading carriers based on minutes of international traffic carried. As a carriers’ carrier, ITXC serves all major carriers in the US; many incumbent carriers worldwide including China Telecom, PLDT, Telkom South Africa, Telecom Colombia, Telenor, Telia, and VSNL; and emerging and competitive carriers including Intelig in Brazil, Vietel in Vietnam and Data Access in India. ITXC also serves a growing number of mobile carriers including China Mobile and Smart Communications, leading mobile carriers in their respective markets.

ITXC is the global market share leader in VoIP international calling with approximately 20% of the market, according to TeleGeography 2003. ITXC was also the Fastest Growing Technology Company in North America according to the 2002 Deloitte & Touche Technology Fast 500 ranking.

For more information about ITXC, please visit www.itxc.com.

Additional information regarding the merger and where to find it

ITXC and Teleglobe plan to file a Proxy Statement/Prospectus with the Securities and Exchange Commission in connection with the merger. In addition, ITXC and Teleglobe will file other information and documents concerning the merger and their respective businesses with the SEC. WE URGE INVESTORS TO REVIEW THE PROXY STATEMENT/PROSPECTUS AND OTHER INFORMATION TO BE FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Any offer of securities will only be made pursuant to the Proxy Statement/Prospectus. These documents will be made available without charge on the SEC’s web site at www.sec.gov and may be obtained without charge from the SEC at telephone number 1-800-SEC-0330. INVESTORS SHOULD READ THE PROXY STATEMENT/PROSPECTUS CAREFULLY BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS.

ITXC files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements and other information filed by ITXC at the SEC public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 or at the SEC’s other public reference rooms in New York, New York and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information on public reference rooms. ITXC’s filings with the SEC also are available to the public from Commercial document-retrieval services and at the web site maintained by the SEC at http://www.sec.gov or by contacting ITXC investor relations at 609 750 3333 or ir@itxc.com.

The officers and directors of ITXC and Teleglobe may have interests in the merger, some of which may differ from, or may be in addition to, those of the shareholders of ITXC and Teleglobe generally. A description of the interests that the officers and directors of the companies have in the merger will be available in the Proxy Statement/Prospectus.

Forward-looking statements

ITXC and Teleglobe have included in this news release forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including all statements of anticipated or expected results for the current quarter and any future periods.

Actual results could differ materially from those projected in the companies’ forward-looking statements due to numerous known and unknown risks and uncertainties, including, among other things, risks inherent in the execution of a merger, including but not limited to, transaction costs, the subsequent integration effort and retention of key employees, customers and suppliers through the merger process; the inability to capture anticipated synergies; the risk of disapproval or delay by governmental entities of the proposed transaction; the risks of delay in consummation of the transaction; the ability of Cerberus to exert control over the combined company; the existence of undisclosed or unanticipated contingent liabilities; the risk that Teleglobe is not currently a publicly traded company; the risk that material adverse changes to either entity may prevent the transaction from closing or render it less desirable than anticipated; the risk that Teleglobe may not be able to effectively execute its business plan; the volatile and competitive environment for Internet telephony and telecommunications; changes in domestic and foreign economic, market, and regulatory conditions; the inherent uncertainty of financial estimates and projections; uncertainty inherent in litigation; unanticipated technological difficulties; the risk that Teleglobe may not be able to access sufficient capital; the creditworthiness of and relationship with our customers; Teleglobe’s anticipated debt level and the inherent lack of flexibility resulting therefrom; future transactions; risks inherent in being subject to significant regulation; the possibility that the merger may not close; and other considerations described as “Risk Factors” in Exhibit 99 to ITXC’s Annual Report on Form 10-K for the year ended December 31, 2002 and in other filings by ITXC with the SEC.

Participants in the solicitation

ITXC and its directors, executive officers and other members of their management and employees may be soliciting proxies from its shareholders in favor of the merger. Information about the directors and the executive officers of ITXC and their ownership of ITXC common stock is set forth in ITXC’s Form 10-K for the fiscal year ended December 31, 2002.

ITXC CORP. OPERATING RESULTS

Statement of Operations Information

Unaudited

	Three Months ended September 30,
	2003	2002
Total revenues	$74,609,062	$70,137,146
Costs and expenses:
Data communications and telecommunications (exclusive of depreciation shown separately below)	68,646,627	62,495,183
Network operations (exclusive of depreciation shown separately below and exclusive of equity related charges included in non-cash employee compensation)	2,019,724	2,112,529
Selling, general and administrative (exclusive of depreciation shown separately below and exclusive of equity related charges included in non-cash employee compensation)	8,333,920	7,965,521
Depreciation	5,174,260	6,551,898
Amortization and write-off of intangibles	121,353	128,020
Restructuring charges	340,903	134,285
Non-cash employee compensation	—	—

Total operating costs and expenses	$84,636,787	$79,387,436

Loss from operations	(10,027,725)	(9,250,290)
Interest income, net	103,548	624,061

Loss before income taxes	(9,924,177)	(8,626,229)
Income tax expense	(28,441)	150,500

Net loss	$(9,895,736)	$(8,776,729)

Basic and diluted net loss per share	$(0.23)	$(0.19)

Weighted average shares used in computation of basic and diluted net loss per share and cash basis loss per share	43,213,199	46,342,092

ITXC CORP. OPERATING RESULTS

Statement of Operations Information

Unaudited

	Nine Months ended September 30,
	2003	2002
Total revenues	$240,531,161	$193,846,103
Costs and expenses:
Data communications and telecommunications (exclusive of depreciation shown separately below)	218,266,551	167,407,742
Network operations (exclusive of depreciation shown separately below and exclusive of equity related charges included in non-cash employee compensation)	6,891,882	6,000,722
Selling, general and administrative (exclusive of depreciation shown separately below and exclusive of equity related charges included in non-cash employee compensation)	38,022,188	22,047,292
Depreciation	16,182,575	18,471,555
Amortization and write-off of intangibles	364,059	230,726
Restructuring charges	624,639	1,364,372
Non-cash employee compensation	—	1,394,722

Total operating costs and expenses	$280,351,894	$216,917,131

Loss from operations	(39,820,733)	(23,071,028)
Interest income, net	706,743	2,188,465

Loss before income taxes	(39,113,990)	(20,882,563)
Income tax expense	323,816	150,500

Net loss	$(39,437,806)	$(21,033,063)

Basic and diluted net loss per share	$(0.92)	$(0.46)

Weighted average shares used in computation of basic and diluted net loss per share and cash basis loss per share	42,916,802	46,132,608

ITXC CORP.

Condensed Consolidated Balance Sheet

	September 30,	December 31,
	2003	2002
	(Unaudited)
Cash and cash equivalents	$19,661,460	$35,242,442
Marketable securities	36,675,381	60,433,091
Accounts receivable, net	27,254,932	25,332,565
Prepaid expenses and other current assets	5,582,858	5,360,291

Total current assets	89,174,631	126,368,389
Property and equipment, net	31,148,524	34,727,391
Intangible assets, net	10,238,829	10,602,888
Other assets	755,802	871,449

Total assets	$131,317,786	$172,570,117

Accounts payable and accrued liabilities	$32,490,424	$34,664,232
Other liabilities	769,547	624,567
Current portion of capital lease obligations	1,217,354	2,127,729

Total current liabilities	34,477,325	37,416,528
Capital lease obligation, less current portion	951,545	171,503
Common stock	47,138	46,675
Additional paid in capital	460,333,327	459,832,135
Accumulated other comprehensive income	(39,761)	117,258
Accumulated deficit	(354,637,977)	(315,200,171)
Treasury stock	(9,813,811)	(9,813,811)

Total stockholders’ equity	95,888,916	134,982,086
Total liabilities and stockholders’ equity	$131,317,786	$172,570,117

Notes:

Cash and cash equivalents as of September 30, 2003 and as of December 31, 2002 include approximately $2.2 million in restricted cash.